                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Subsidiary                                State of Incorporation or Jurisdiction
----------                                --------------------------------------

Rocket Acquisition Corp. ................ Washington

Stamps.com U.K. Limited.................. United Kingdom

EncrypTix, Inc. ......................... Delaware